                                                                   EXHIBIT 10.31

                           FIRST AMENDMENT AGREEMENT
                           -------------------------


     THIS FIRST AMENDMENT AGREEMENT (the "Amendment") is made as of the 23rd day of May, 1996, by and between LISLE PROPERTY VENTURE, INC., a Delaware corporation ("LANDLORD") and PLATINUM TECHNOLOGY, INC., a Delaware corporation ("TENANT").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, LANDLORD and TENANT have heretofore made and entered into a lease dated October 31, 1995 (the "Lease"); and

     WHEREAS, LANDLORD and TENANT wish to add Space 1 (hereinafter described) to the PREMISES subject to the terms hereof; and

     WHEREAS, the parties wish to modify the Lease.

     NOW, THEREFORE, in consideration of the premises, the Lease is amended as follows:

                    MODIFICATION TO EXISTING TERMS OF LEASE
                    ---------------------------------------

     For the balance of the Term after August 1, 1996, the following changes are made to the Lease:

          (a) On August 1, 1996, the PREMISES is changed to add and include "Space 1" outlined on Appendix "A", which is located on the second floor of 550 Warrenville Road.

          (b) Beginning August 1, 1996, the rentable square feet of the PREMISES is increased by 2,769 square feet.

          (c) Section 4B, for periods beginning October 1, 1996, the TENANT'S PROPORTIONATE SHARE is increased by 1.60%.

          (d) Section 5, the Annual Base Rent and Monthly Base Rent for the Period after October 1, 1996 (Annual Base Rent and Monthly Base Rent for partial years or months shall be prorated) shall be increased by the amounts in the following schedule:

                    Increase to             Increase to                Net
                    Annual Base              Monthly                   Rent
     Dates              Rent                Base Rent                 PSF for
     -----          -----------             ---------
                                                                      Space 1
                                                                      -------
   10/96-9/97        $48,236.04              $4,019.67                 $17.42
      10/97          $48,557.52              $4,046.46                 $17.54
   11/97-9/98        $49,066.68              $4,088.89                 $17.72
      10/98          $49,398.96              $4,116.58                 $17.84
   11/98-9/99        $49,925.04              $4,160.42                 $18.03
      10/99          $50,268.00              $4,189.00                 $18.15
   11/99-9/00        $50,811.12              $4,234.26                 $18.35
      10/00          $51,164.88              $4,263.74                 $18.48
   11/00-9/01        $51,724.92              $4,310.41                 $18.68
      10/01          $52,089.36              $4,340.78                 $18.81
   11/01-9/02        $52,666.44              $4,388.87                 $19.02
      10/02          $53,041.56              $4,420.13                 $19.16
   11/02-9/03        $53,635.56              $4,469.63                 $19.37
10/1/03-10/19/03                             $2,739.45*

          *Prorated for partial month.

                               ADDITIONAL TERMS
                               ----------------

     1. Space 1 shall be delivered on or prior to August 1, 1996 (subject to Additional Term 2 below) "as is." LANDLORD shall perform no demolition or base building work for Space 1.

     2. The date August 1, 1996 above may be extended for any period of delay in delivery of possession of Space 1 caused by any of the causes described in
Section 27 of the Lease or failure of the present tenant of Space 1 to vacate Space 1 prior to August 1, 1996, in which case the dates set forth in clauses a, b, c and d herein above shall be delayed for a period of time equal to such period of delay.

     3. LANDLORD shall provide TENANT with an allowance of $30 per rentable square foot of Space 1 (title "Allowance") to be applied for the improvements to be installed in Space 1 (the "TENANT'S Work"), including all required demolition and the cost of acquiring and installing telephone equipment and cabling, MEP engineering fees, signage and security system. No portion thereof shall be used for space planning or for furniture or moving costs. Such Allowance shall be disbursed in accordance with and be subject to all the terms and conditions of Section 5 of the Appendix C to the Lease as if it were the Allowance specified therein and TENANT's Work specified therein. TENANT's Work and the plans therefor shall be subject to all of the terms of the Lease applicable to the original TENANT's Work described therein and the plans therefor.

     4. TENANT understands that LANDLORD will not sign this Amendment until the present tenant of Space 1 agrees to terminate its lease as to Space 1 upon terms and conditions satisfactory to LANDLORD. TENANT agrees that this Amendment is signed by TENANT and that it may be executed by LANDLORD at any time on or prior to June 30, 1996. TENANT agrees not to revoke its execution hereof prior to July 1, 1996.

     5. TENANT represents that TENANT has default directly with and only with Corporetum Development Company and Stein and Company Corporate Service, Inc. as broker in connection with this Amendment and agrees to indemnify and hold LANDLORD harmless from all claims or demands of any other broker or brokers for any commission alleged to be due such broker or brokers as a result of any agreement or alleged agreement with TENANT regarding this Amendment, LANDLORD shall indemnify and hold TENANT harmless from all claims or demands of Corporetum Development Company and Stein and Company Corporate Service, Inc. or any other broker alleging a commission due to such broker as a result of any agreement with LANDLORD regarding this Amendment. LANDLORD will pay brokerage fees to Stein and Company Corporate Service, Inc. pursuant to a separate agreement.

     6. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

     7. Except as herby specifically amended, the Lease remains in full force and effect.

     8. Redress for any claims against LANDLORD under the Lease shall only be made against LANDLORD to the extent of LANDLORD's interest in the PROPERTY of which the PREMISES are a part. The obligations of LANDLORD under the Lease shall not be personally binding on LANDLORD, nor shall any resort be had to the private properties of

LANDLORD or the investment manager or to any of their respective trustees, boards of directors or officers, as the case may be, or to the general partners or any beneficiaries, stockholders, employees or agents thereof.


                                             LISLE PROPERTY VENTURE, INC.


                                             By Robert M. Chapman
                                               ------------------------------
                                              Its   V.P.
                                                 ----------------------------

                                             PLATINUM TECHNOLOGY, INC.


                                             By /s/ M. Cullinane
                                               ------------------------------
                                              Its CHIEF FINANCIAL OFFICER
                                                 ----------------------------

                                 APPENDIX "A"

                                DIAGRAM SHOWING

                                (A)
                                (B)


                           [FLOOR PLAN APPEARS HERE]


(A) BUILDING VI - SECOND FLOOR PLAN          (B) CORPORETUM OFFICE CAMPUS
    -------------------------------              ------------------------

                                                 BUILDING NUMBER SIX
                                                 550 WARRENVILLE ROAD
                                                 LISLE, ILLINOIS

                                                 SECOND FLOOR

                                                 SPACE #1 -- 2,769 SQUARE FEET